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                                  EXHIBIT 4.5


                              CERTIFICATE OF TRUST
                                       OF
                            PREMIER CAPITAL TRUST I


     THIS CERTIFICATE OF TRUST OF PREMIER CAPITAL TRUST I (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, and Darrell D. Pittard and Robert C. Oliver, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

1.   NAME.  The name of the business trust formed hereby is Premier Capital
     Trust I.

2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
     Attention: Corporate Trust Administration.

3. EFFECTIVE DATE. This Certificate of Trust shall be effective on October 21, 1997.

     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the effective date above written.


                              WILMINGTON TRUST COMPANY, as Trustee


                              By:  /s/ Donald G. MacKelcan
                                   -----------------------
                                   Name:  Donald G. MacKelcan
                                         --------------------
                                   Title:    Assistant Vice President
                                            ---------------------------



                                   /s/  Darrell D. Pittard
                                   -----------------------
                                   Darrell D. Pittard, as Trustee

                                   /s/  Robert C. Oliver
                                   ---------------------
                                   Robert C. Oliver, as Trustee